As filed with the Securities and Exchange Commission on August 18, 2005.
Registration No. 333-126110

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 5 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALLIS-CHALMERS ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer, Suite 890 Houston, Texas 77056 (713) 369-0550 (Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)	Victor M. Perez, Chief Financial Officer
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)
With copies to:

Joseph P. Bartlett, Esq. Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100 Los Angeles, California 90067 (310) 201-7481	Charles H. Still, Jr., Esq. Bracewell & Giuliani LLP 711 Louisiana Suite 2300 Houston, Texas 77002 (713) 221-3309
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration fee — Securities and Exchange Commission	$2,261.90
Legal Fees and Expenses	$80,000
Accounting Fees and Expenses	$30,000
Estimated Printing	$70,000
Miscellaneous Expenses	$12,000

Total	$194,261.90

Item 14.	Indemnification of Directors and Officers.
      The Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its By-laws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
      The Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.
      The Registrant is in the process of entering into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Registrant and certain officers of the Registrant (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s Conduct was unlawful.

Item 15.	Recent Sales of Unregistered Securities
      We effected a one to five reverse stock split on June 10, 2003. Disclosure set forth below gives retroactive effect to the reverse stock split.
      On July 11, 2005, we issued to M-I a $4,000,000 subordinated note convertible into up to 700,000 shares of our common stock if in the future we file a registration statement with the Securities and Exchange Commission, and in such event we have agreed to register the resale of the shares issued upon exercise of the note at a conversion price equal to the market value of the common stock at the time of conversion. The note was issued as partial consideration for the purchase of M-I’s interest in AirComp and the transfer by M-I to us of a subordinated note issued by AirComp in the principal amount of $4,818,000, plus accrued interest. The transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act.
      In May 2005 and April 2005, we issued 223,114 and 168,161 shares, respectively, of our common stock in connection with our acquisitions of Delta Rental Service, Inc. and Capcoil Tubing Services, Inc. The transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated by the Securities and Exchange Commission under said Act.
      In January 2005, we issued to CTTV Investments, an affiliate of ChevronTexaco Inc., 20,000 shares of our common stock, in connection with the execution and delivery of a business development agreement pursuant to which ChevronTexaco Inc. and its affiliates may contract for services from our subsidiaries. In addition, we agreed to issue to CTTV Investments up to an additional 60,000 shares of common stock based upon the payments for services made by Chevron Texaco Inc. and its affiliates to our subsidiaries in calendar year 2005, as follows: $500,000 to $749,000 — 20,000 shares; $750,000 to $1,249,000 — 40,000 shares; more than $1,250,000 — 60,000 shares. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated by the Securities and Exchange Commission under said Act.
      In December 2004, we acquired Downhole Injection Services, LLC and in connection therewith issued to the sellers 568,466 shares of our Common Stock. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.
      In September 2004, we issued 1,300,000 shares of our common stock to Jens H. Mortensen, our President, Chief Operating Officer and a director, pursuant to a merger between Jens’ Oilfield Service, Inc. and a newly formed subsidiary of the Company. As a result of the merger, we acquired Mr. Mortensen’s 19% interest and now own 100% of Jens’ Oilfield Service, Inc. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

      In September 2004, we completed a private placement of 1,956,634 shares of our common stock to the following investors: Transcontinental Capital Corp.; Milton H. Dresner Revocable Living Trust; Joseph S. Dresner; J. Steven Emerson Roth IRA; Waverly Limited Partnership; Rosebury, L.P.; Meteoric, L.P.; Barbara C. Crane; Bristol Investment Fund, Ltd.; L.H. Schmieding; Meadowbrook Opportunity Fund LLC; and Kenneth Malkes. Each investor is a selling stockholder. Pursuant to the terms of a stock purchase agreement, we sold to the selling stockholders an aggregate of 3,504,667 shares of common stock at a price per share of $3.00. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated by the Securities and Exchange Commission under said Act. We paid a fee of $410,893 to Morgan Keegan & Company, Inc. for its services as a placement agent in connection with the offering.
      In August 2004, we completed a private placement of 3,504,667 shares of our common stock to the following investors: Bear Stearns Securities Corp., Custodian, J. Steven Emerson Roth IRA; Bear Stearns Securities Corp., Custodian, J. Steven Emerson IRA RO II; Bear Stearns Securities Corp., Custodian, Emerson Partners; GSSF Master Fund, LP; Gerald Lisac, IRA C/ O Union Bank of California, Custodian; May Management, Inc.; Micro Cap Partners, L.P.; MK Employee Early Stage Fund, L.P.; Morgan Keegan Early Stage Fund, L.P.; Palo Alto Global Energy Fund, L.P.; RRCM Onshore I, L.P.; Earl Schatz, IRA C/ O Union Bank of California, Custodian; Straus Partners, L.P., Straus-GEPT Partners, LP, UBTI Free, L.P.; U.S. Bank NA as Custodian of the Holzman Foundation; U.S. Bank NA as Trustee of the Reliable Credit Association Inc. Pension & Trust; and U.S. Bank NA as Trustee of the Reliable Credit Association Inc. Profit Sharing Plan & Trust. Pursuant to the terms of a stock purchase agreement, we sold to the selling stockholders an aggregate of 3,504,667 shares of common stock at a price per share of $3.00 for an aggregate purchase price of $10,514,000. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D of said Act. We paid a fee of $735,984 to Morgan Keegan & Company, Inc. for its services as a placement agent in connection with the offering.
      In May 2004, we issued a warrant to purchase 20,000 shares of our common stock at an exercise price of $4.75 per share to director Jeffrey Freedman in consideration of financial advisory services to be provided by Mr. Freedman pursuant to a consulting agreement. The warrants expire in May 2009. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.
      In April 2004, we completed a private placement of 620,000 shares of common stock and warrants to purchase 800,000 shares of common stock to the following investors: Christopher Engel; Donald Engel; the Engel Investors Defined Benefit Plan; RER Corp., a corporation wholly-owned by director Robert Nederlander; and Leonard Toboroff, a director. The investors invested $1,550,000 in exchange for 620,000 shares of common stock for a purchase price equal to $2.50 per share, and invested $450,000 in exchange for warrants to purchase 800,000 shares of common stock at an exercise price of $2.50 per share, expiring on April 1, 2006. Concurrently with this transaction, Energy Spectrum Partners LP, the holder of all outstanding shares of our Series A Preferred Stock, converted all such shares, including accrued dividend rights, into 1,718,090 shares of common stock. Both transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated by the Securities and Exchange Commission under said Act.
      In April 2004 we issued warrants to purchase 20,000 shares of common stock to Wells Fargo Credit, Inc., in connection with the extension of credit by Wells Fargo Credit, Inc. The warrants are exercisable at $0.75 per share and expire in April 2014. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.
      In March 2004, we issued a warrant to purchase 340,000 shares of our common stock at an exercise price of $2.50 per share to Morgan Joseph in consideration of financial advisory services to be provided by Morgan Joseph pursuant to a consulting agreement. The warrants expire in February 2009. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

Item 16.	Exhibits and Financial Statement Schedules
      (a) EXHIBITS. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.
      (b) FINANCIAL STATEMENT SCHEDULES. All schedules are omitted because the required information is not present or is not present in sufficient amounts to require submission of the schedule, or because the required information is included in the consolidated financial statements and notes thereto.

Item 17.	Undertakings.
      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (b) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 18, 2005.

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Munawar H. Hidayatallah

Munawar H. Hidayatallah
Chief Executive Officer
POWER OF ATTORNEY
      The undersigned directors and officers of Allis-Chalmers Energy Inc. do hereby constitute and appoint Munawar H. Hidayatallah and Victor M. Perez, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Munawar H. Hidayatallah Munawar H. Hidayatallah	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 18, 2005

/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal Financial Officer)	August 18, 2005

/s/ Bruce Sauers Bruce Sauers	Chief Accounting Officer (Principal Accounting Officer)	August 18, 2005

* Jeffrey R. Freedman	Director	August 18, 2005

* Victor F. Germack	Director	August 18, 2005

* David A. Groshoff	Director	August 18, 2005

	Signature	Title	Date

	* Thomas E. Kelly	Director	August 18, 2005

	* John E. McConnaughy, Jr	Director	August 18, 2005

	* Jens H. Mortensen	Director	August 18, 2005

	* Robert E. Nederlander	Director	August 18, 2005

	* Leonard Toboroff	Director	August 18, 2005

	* Thomas O. Whitener, Jr	Director	August 18, 2005

By:	/s/ Victor M. Perez Victor M. Perez, Attorney-in-fact

EXHIBIT INDEX

Exhibit		Description

1.1		Form of Underwriting Agreement (previously filed)
2.1		First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated September 14, 1988, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to Registrant’s Current Report on Form 8-K dated December 1, 1988).
2.2		Agreement and Plan of Merger dated as of May 9, 2001 by and among Registrant, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. (incorporated by reference to Registrant’s Current Report on Form 8-K filed May 15, 2001).
2.3		Stock Purchase Agreement dated February 1, 2002 by and between Registrant and Jens H. Mortensen, Jr. (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
3.1		Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.2		Amended and Restated By-laws of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.3		Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on June 9, 2004 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
3.4		Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 2005 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 11, 2005).
3.4		Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on August 16, 2005 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed August 17, 2005).
4.2		Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4.3		Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.4		Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc., including form of warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 21, 2002)
4.5		Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Energy Spectrum Partners LP, including form of warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 21, 2002)
4	.6*	2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4	.7*	Form of Option Certificate issued pursuant to 2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4.8		Warrant dated March 1, 2004, issued to Morgan Joseph & Co., Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
4.9		Form of warrant issued to Investors pursuant to Stock and Warrant Purchase Agreement dated April 2, 2004 by and among Registrant and Donald Engel, Christopher Engel The Engel Defined Benefit plan, RER Corp. and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.10		Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

Exhibit		Description

4.11		Warrant dated May 19, 2004, issued to Jeffrey R. Freedman (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
4.12		2003 Incentive Stock Plan as amended and approved by stockholders on August 11, 2005 (incorporated by reference to the Registrant’s Form 8-K filed on August 17, 2005).
5.1		Opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP. (previously filed)
9.1		Shareholders Agreement dated February 1, 2002 by and among Registrant and the stockholder and warrant holder signatories thereto (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
9.2		Stockholders Agreement dated April 2, 2004, by and among Registrant and the Stockholder signatories thereto. (incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).
9.3		First Amendment to Stockholders Agreement dated April 2, 2004, by and among Registrant and the Stockholder signatories thereto. (incorporated by reference to the registrant’s current Report on Form 8-K filed on August 5, 2005).
10.1		Amended and Restated Retiree Health Trust Agreement dated September 14, 1988 by and between Registrant and Wells Fargo Bank (incorporated by reference to Exhibit C-1 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.2		Amended and Restated Retiree Health Trust Agreement dated September 18, 1988 by and between Registrant and Firstar Trust Company (incorporated by reference to Exhibit C-2 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.3		Reorganization Trust Agreement dated September 14, 1988 by and between Registrant and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.4		Product Liability Trust Agreement dated September 14, 1988 by and between Registrant and Bruce W. Strausberg, Trustee (incorporated by reference to Exhibit E of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10	.5*	Allis-Chalmers Savings Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
10	.6*	Allis-Chalmers Consolidated Pension Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
10.7		Agreement dated as of March 31, 1999 by and between Registrant and the Pension Benefit Guaranty Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
10.8		Letter Agreement dated May 9, 2001 by and between Registrant and the Pension Benefit Guarantee Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2002).
10.9		Termination Agreement dated May 9, 2001 by and between Registrant, the Pension Benefit Guarantee Corporation and others (incorporated by reference to Registrant’s Current Report on Form 8-K filed on May 15, 2002).
10.10		Stock Purchase Agreement dated February 1, 2002 by and among Registrant, Energy Spectrum Partners LP, and Strata Directional Technology, Inc. (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
10.11		Joint Venture Agreement dated June 27, 2003 by and between Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
10.12		Credit and Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, including Term Note, Revolving Line of Credit, and Delayed Draw Term Note, each filed as of June 27, 2003 (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
10.13		Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, filed as of June 27, 2003 (incorporated by reference to Registrant’s Current Report on Form 8-K dated July 16, 2003).

Exhibit		Description

10	.14*	Employment Agreement dated July 1, 2003 by and between AirComp, L.L.C. and Terry Keane (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
10.15		Second Amendment to Credit Agreement dated September 30, 2003 by and between Jens’ Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2003).
10.16		Third Amendment to Credit Agreement dated September, 2003 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2003).
10.17		First Amendment to Credit Agreement dated October 1, 2003 by and between Registrant and Wells Fargo Energy Capital Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2003).
10.18		Fourth Amendment to Credit Agreement dated as of January 30, 2004 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.19		Letter Agreement dated February 13, 2004 by and between Registrant and Morgan Joseph & Co., Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.20*	Employment Agreement dated as of April 1, 2004 between Registrant and Munawar H. Hidayatallah (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10	.21*	Employment Agreement dated as of April 1, 2004 between Registrant and David Wilde (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.22		Stock and Warrant Purchase Agreement dated April 2, 2004 by and among Registrant and Donald Engel, Christopher Engel, the Engel Defined Benefit Plan, RER Corp. and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.23		Preferred Stock Conversion Agreement dated April 2, 2004 by and between Registrant and Energy Spectrum Partners LP (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.24		Second Amendment to Credit Agreement dated as of April 2, 2004 between AirComp, LLC and Wells Fargo Bank, NA (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.25		Amendment to Credit Agreement by and between Registrant and Wells Fargo Energy Capital dated April 2, 2004 (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.26		Fifth Amendment to Credit Agreement dated as of April 6, 2004 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.27		Third Amendment to Credit Agreement dated as of April 6, 2004 by and between Jens’ Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.28		Letter Agreement dated June 8, 2004 by and between the Registrant and Morgan Keegan & Company, Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.29*	Employment Agreement dated July 26, 2004 by and between the Registrant and Victor M. Perez (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.30		Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.31		Amendment to Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.32		Letter Agreement relating to Stock Purchase Agreement dated August 5, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).

Exhibit		Description

10.33		Addendum to Stock Purchase Agreement dated September 29, 2004 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on September 30, 2004).
10	.34*	Employment Agreement dated October 11, 2004, between the Registrant and Theodore F. Pound III (incorporated by reference to Registrant’s Current Report on Form 8-K filed on October 15, 2004).
10.35		Asset Purchase Agreement dated November 10, 2004 by and among AIRCOMP L.L.C., a Delaware limited liability company, DIAMOND AIR DRILLING SERVICES, INC., a Texas corporation, and MARQUIS BIT CO., L.L.C., a New Mexico limited liability company, GREG HAWLEY and TAMMY HAWLEY, residents of Texas and CLAY WILSON and LINDA WILSON, residents of New Mexico. (incorporated by reference to the Current Report on Form 8-K filed on November 15, 2004).
10.36		Purchase Agreement and related Agreements by and among Allis-Chalmers Corporation, Chevron USA, Inc., Dale Redman and others dated December 10, 2004 (incorporated by reference to the Current Report on Form 8-K filed on December 16, 2004).
10.37		Amended and Restated Credit Agreement dated December 7, 1003, by and between AirComp LLC and Wells Fargo Bank, N.A. (incorporated by reference to Registrant’s Current Report on Form 8-K filed on December 10, 2004).
10.38		Purchase Agreement and related agreements by and among Allis-Chalmers Corporation, Chevron USA, Inc., Dale Redman and others dated December 10, 2004 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on December 16, 2004).
10.39		Stock Purchase Agreement dated April 1, 2005, by and among the Company, Thomas A. Whittington, Sr., Werlyn R. Bourgeois and SAM and D, LLC. (incorporated by reference to Registrant’s Current Report on Form 8-K filed April 5, 2005).
10.40		Stock Purchase Agreement effective May 1, 2005, by and among the Company, Wesley J. Mahone, Mike T. Wilhite, Andrew D. Mills, and Tim Williams (incorporated by reference to Registrant’s Current Report on Form 8-K filed May 6, 2005).
10.41		Credit Agreement dated July 11, 2005 with Royal Bank of Canada, as administrative agent, with the notes attached thereto as exhibits and form of the Pledge and Security Agreement (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 15, 2005).
10.42		Purchase Agreement dated July 11, 2005 among the Company, Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 15, 2005).
10.43		Asset Purchase Agreement dated July 11, 2005 between AirComp L.L.C., W.T. Enterprises, Inc. and William M. Watts (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 15, 2005).
21.1		Subsidiaries of Registrant (previously filed).
23.1		Consent of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP (included in Exhibit 5.1).
23.2		Consent of Gordon, Hughes and Banks, LLP.
23.3		Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP (previously filed).
23.4		Consent of Johnson, Miller & Co. (previously filed).
23.5		Consent of Accounting & Consulting Group, LLP (previously filed).
23.6		Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC (previously filed).
23.7		Consent of Curtis Blakely & Co., PC (previously filed).
23.8		Consent of Accounting & Consulting Group, LLP (previously filed).
24.1		Power of Attorney (included in signature page).

*	Compensation Plan or Agreement